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                                                                  EXHIBIT (C)(8)


                          MUTUAL CONFIDENTIALITY AND
                          --------------------------
                           NON-DISCLOSURE AGREEMENT
                           ------------------------


        This Agreement is made and entered into on the 18th day of October, 1996.

BETWEEN:-
(1) Creative Labs, Inc. having its principal offices at 1901 McCarthy Boulevard, Milpitas, CA 95035 ("Creative").

(2) Cambridge SoundWorks, a Massachusetts corporation having its principal offices at 311 Needham St., Newton, MA 02164 ("CSW").

WHEREAS:

1. Creative and CSW are engaged in discussions with respect to a possible business or financial arrangement or venture between them relating to multimedia technology, and speakers, and amplifiers.

2. In connection therewith disclosure of certain information which is proprietary/confidential to the parties may become necessary or desirable.

3. Each party is willing to disclose such Proprietary/Confidential Information to the other parties upon the terms and conditions herein set forth and each party is willing to maintain the confidentiality of such information disclosed to it by the other parties in accordance with the terms and conditions hereof.

NOW THEREFORE, in consideration of the disclosure of such Proprietary/Confidential Information and the mutual covenants and promises herein contained, it is agreed as follows:-

1.      INTERPRETATION
        --------------
        For the purposes of this Agreement "Proprietary /Confidential Information" shall mean any and all proprietary, secret information, technical data or know-how related to any aspect of either party's business or technology including, without limitation, data, know-how, formulae, designs, photographs, drawings specification, software programs and samples and any other material bearing or incorporating any such information which is disclosed by one party to the other, which information, data or know-how is marked or stipulated as being "Proprietary," "Confidential," "Strictly Private" or otherwise, using words of similar significance. Such disclosure may be made either directly or indirectly, in writing, orally or by drawings, plans or inspection of products, materials parts or equipment.

2.      UNDERTAKINGS OF THE PARTIES
        ---------------------------
        Each party hereby undertakes to treat and maintain all Proprietary/Confidential Information received from any of the other parties in confidence. With respect thereto, each party hereby undertakes and agrees as follows:-
        i) For a period of 5 years from the date of this Agreement, the receiving party shall not publish, disseminate nor disclose any Proprietary/Confidential Information received from any of the other parties to any third party except to those of its own employees having a valid need to know the information in the course of employment and such disclosure shall be on terms not less restrictive than those herein contained.
        ii) The receiving party shall use the same degree of care to avoid disclosure or use of the Proprietary/Confidential Information as it uses in respect of its own information of like importance but in no case less than a reasonable degree of care.
        iii) The receiving party shall in accordance with the request of the other parties, either return all copies, recording and tangible manifestations of Proprietary/Confidential Information or destroy the same following a determination by any of the parties not to enter into any arrangement or venture with each other of the kind contemplated herein or upon the termination of any related memorandum of understanding or agreement entered into between the parties or upon the written request of the disclosing party.

3.      EXCEPTIONS
        ----------
        The aforesaid restrictions on the parties shall not apply to any Proprietary/Confidential Information which:-
        i) can be proved by documentary evidence to be such Proprietary/Confidential Information that was already in the possession of the receiving party and at its free disposal before the disclosure hereunder to it;
        ii) is received by the receiving party from third parties without accompanying secrecy or confidentiality obligations and not in violation of any duty of confidence under this agreement;
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    iii)  is independently developed by the receiving party;
     iv) is or becomes generally available to the public in printed publications in general circulation through no act or default on the part of the receiving party or its agents or employees;
      v) is furnished to a third party by a party hereto who owns such Proprietary/Confidential Information without similar restriction on the third party's rights;
     vi)  is approved for release by written authorisation of the other party;
          or
    vii) is disclosed pursuant to any requirement or request by operation of law provided that the receiving party shall prior to disclosure notify the disclosing party of any such requirement or request.

4.  OWNERSHIP
    ---------
    All Proprietary/Confidential Information disclosed pursuant to this Agreement, shall be and remain the property of the disclosing party. Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise, expressly, impliedly or otherwise for any of the Proprietary/Confidential Information disclosed by the disclosing party hereunder. All Proprietary/Confidential Information, existing in written form or recorded in any other tangible medium, shall be returned to the disclosing party upon its request, together with any reproductions or copies thereof. Further, upon the disclosing party's requests, notes, memoranda and reports which incorporates the Proprietary/Confidential Information shall, without exception, be destroyed.

5.  ORAL DISCLOSURE
    ---------------
    In the event the disclosing party of such Proprietary/Confidential Information orally discloses the information to the receiving party, the disclosing party agrees to promptly notify the receiving party of the confidentiality of such oral disclosure and reduce to writing such Proprietary/Confidential Information and submit the same to the receiving party within 15 days of such oral disclosure, failing which the receiving party shall not be bound by the confidentiality obligations as herein provided as regards the said Proprietary/Confidential Information disclosed orally.

6.  AUTHORISATION
    -------------
    Each party agrees that necessary authorisations, permits or licenses including export licenses as may be required will be obtained prior to the exportation/disclosure of any Proprietary/Confidential Information relating to the technology of the other party. The disclosing party shall notify the receiving party of the need to obtain any required authorisations, permits and licenses and/or the need to comply with any relevant laws or regulations relating to the disclosure. The disclosing party shall obtain the required authorisations, permits and licenses.


7.  SURVIVAL
    --------
    The aforesaid obligations of the receiving party shall survive the termination of this Agreement.

8.  LIMITED WARRANTY
    ----------------
    Each party hereto warrants that it has the right to disclose the Proprietary/Confidential Information which it discloses to the other parties and that the Proprietary/Confidential Information disclosed is, to the best of its knowledge, correct. Nothing contained in this agreement shall be construed to obligate any party to disclose any information to the other parties.

9.  REMEDY FOR BREACH
    -----------------
    It is understood and agreed between the parties that any breach of the obligations of confidentially contained in this Agreement may cause the disclosing party irreparable loss. Accordingly, and in addition to any other remedies a party may have at law or equity, the disclosing party shall be entitled to obtain injunctive relief against the receiving party to prevent any further or continuing breach of the receiving party's obligations or additional damage to the disclosing party in the event such loss is in fact incurred by the disclosing party as a result of the breach or is imminent.

10. SEVERABILITY
    ------------
    If, for any reason, a court of competent jurisdiction finds any provision of this Agreement, or any portion hereof, to be unenforceable, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated therefrom.

    In the event that a portion of this Agreement shall be declared to be invalid, then the parties agree, that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held to be invalid.
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11. TERMINATION
    -----------
    This Agreement shall govern all matters referred to herein until terminated by either party upon thirty days written notice to the other or in accordance with this Agreement. Upon termination, all information and derivatives shall be returned to the respective parties. Notwithstanding the termination, each party shall continue to fulfil its obligations hereunder for a period of five (5) years thereafter.

12. MISCELLANEOUS
    -------------
    Any notice or communication to be given under this Agreement shall be given if delivered in writing to the intended recipient at the address and marked for the attention of the person set out in this Agreement or as may be notified from time to time by the party concerned.

    This Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto, their legal representatives and other respective successors and assigns. Each party shall not make any assignment of this Agreement or any interest therein without the prior written consent of the other party.

    The failure of any party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's rights to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather the same shall remain in full force and effect.

    The terms of this Agreement are confidential and shall not be disclosed to third parties without the written consent of all parties, except to the extent required by a court or regulatory agency of competent jurisdiction.

13. GOVERNING LAW
    -------------
    This Agreement shall be governed by, construed and enforced in accordance with California Law.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first written above.

CREATIVE LABS, INC.                            CAMBRIDGE SOUNDWORKS

Signature: /s/ Dan Banerje                     Signature: /s/ Robert S. Mainiero
          ______________________                         _______________________

Name: Dan Banerje                              Name:  /s/ Robert S. Mainiero
     ___________________________                    ____________________________

Designation: Director, OEM Sales               Designation:
            ____________________

October 27, 1996